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                                                                           10.20

                          LEASE MODIFICATION AGREEMENT

      THIS LEASE MODIFICATION AGREEMENT, made this 11th day of January, 2005 by and between 500 PLAZA DRIVE CORP. having an address c/o Hartz Mountain Industries, Inc., 400 Plaza Drive, PO Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as "Landlord") and ALGORX PHARMACEUTICALS, INC. having an office at 500 Plaza Drive, Secaucus, New Jersey (hereinafter referred to as "Tenant"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such term in the Lease.

                                   WITNESSETH:

      WHEREAS, by Agreement of Lease dated May 10, 2004 (the "Lease") Landlord leased to Tenant and Tenant hired from Landlord 10,693 square feet of Floor Space located on the second (2nd)floor of the building located at 500 Plaza Drive, Secaucus, New Jersey (hereinafter the "Original Demised Premises"); and

      WHEREAS, Landlord and Tenant wish to modify the Lease to reflect an increase in the area of the Original Demised Premises and amend the Lease accordingly;

      NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1. ADDITIONAL PREMISES: Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, subject to the terms, covenants and conditions contained herein, 5,067 additional square feet of Floor Space located on the second(2nd) floor of the Building (said 5,067 square feet hereinafter referred to as the "Additional Premises") commencing on the Additional Premises Commencement Date and expiring on the Expiration Date of the Lease; said Additional Premises outlined in red on the Floor Plan attached hereto as Exhibit A and made a part hereof. Thus the Floor Space of the Additional Premises and the Original Demised Premises shall equal, in the aggregate, approximately 15,760 square feet. Effective upon the Additional Premises Commencement Date, except as otherwise specifically provided herein, all references in the Lease to "Demised Premises" shall be deemed to include the Additional Premises.

2.    TERM: The "Additional Premises Commencement Date" shall be the earlier of
(a) the date on which both: (i) the Additional Premises shall be Ready for Occupancy, and (ii) actual possession of the Additional Premises shall have been delivered to Tenant by notice to Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Additional Premises or any part thereof.

3. FIXED RENT FOR THE ADDITIONAL PREMISES: Commencing on the Additional Premises Commencement Date, the Fixed Rent for the Additional Premises shall be at the annual rate of Twenty Four and 50/100 Dollars ($24.50) multiplied by the number of square feet of Floor Space of the Additional Premises through the Expiration Date of the Lease.

4. PERMITTED USE: Tenant shall use the Additional Premises for the same Permitted Use

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as set forth in the Lease for the Original Demised Premises.

5. TENANT'S FRACTION: Effective on the Additional Premises Commencement Date, Tenant's Fraction shall be modified such that same shall be increased from 2.4% to 3.54%.

6. LANDLORD'S WORK: The Additional Premises shall be completed and prepared for Tenant's occupancy in the manner described in, and subject to the provisions of, Exhibit B. Tenant shall take possession of the Additional Premises promptly after the same are Ready for Occupancy and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Additional Premises shall be conclusive evidence as against Tenant that the Additional Premises were in good and satisfactory condition at the time such possession was taken subject to punch list items, if any (provided, however, that Tenant provides Landlord with notice of any punch list items within five
(5) days after delivery of possession).

7. ADDITIONAL LETTER OF CREDIT: As of the date hereof, Tenant shall deposit with Landlord as a supplement to the security deposit, an additional Letter of Credit ("Additional Premises Letter of Credit") in the amount of Eighty Seven Thousand Four Hundred Six and 00/100 Dollars ($87,406.00) (the "Additional Premises Security Deposit"), which Additional Premises Security Deposit shall be held by Landlord subject to the terms and provisions of Article 8 of the Lease. In the event Landlord shall be entitled to draw down on the Letter of Credit (as defined in Article 8 of the Lease) pursuant to Article 8, Landlord shall have a corresponding right to draw down on the Additional Premises Letter of Credit, and may draw upon either or both in such circumstance, subject to the provisions of said Article 8.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year first above written.

                                                               ("LANDLORD")
                                               500 PLAZA DRIVE CORP.

                                          By:  /s/ Irwin A. Horowitz
                                               -------------------------
                                               Irwin A. Horowitz
                                               Executive Vice President

                                                      ("TENANT")
                                               ALGORX PHARMACEUTICALS, INC.

                                          By:  /s/ Jeffrey Rona
                                               --------------------------
                                               Name:   Jeffrey Rona
                                               Title: CFO

                                       2
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                                                                       EXHIBIT B

                              LANDLORDS WORKLETTER

                             ALGORX PHAMACEUTICALS

                                 500 PLAZA DRIVE
                                  SECAUCUS, NJ

      1. Existing acoustical ceiling grid and tile, and light fixtures shall remain in office expansion area except where damaged by the removal of walls.

      2 Provide new floor and wall finishes to match existing office area finishes.

      3.    Provide new doors and frames to match existing office area doors.